Exhibit 99.1

KINGSWAY PROVIDES UPDATE ON 2018 FORM 10-K FILING

Itasca, Illinois (April 16, 2019) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced that additional time is needed for the Company to complete its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Kingsway previously filed Form 12b-25 to extend the filing deadline for its 2018 Form 10-K by 15 calendar days. The Company’s outside independent auditors, RSM US LLP, have informed the Company they will require additional time to complete their work. Kingsway will continue to work with its auditors with the objective of filing its 2018 Form 10-K as soon as practicable.
The Company issued a press release dated March 14, 2019 reporting certain unaudited 2018 fourth quarter and year-end financial results. As previously stated in its Form 12b-25 filing, Kingsway has determined that certain of its limited liability investments, previously accounted for under the equity method of accounting, will now be accounted for on a consolidated basis. Kingsway estimates that the effect on the Company’s consolidated balance sheet at December 31, 2018 as a result of consolidating the identified limited liability investments will be an approximately $4 million increase in shareholders’ equity, as a result of recording noncontrolling interests in consolidated subsidiaries. The Company will also now report the gross assets and related non-recourse liabilities collateralized by real estate investments at fair value that are carried on the balance sheets of these limited liability investments. Kingsway estimates that the effect on the Company’s consolidated statement of operations for the year ended December 31, 2018 as a result of consolidating the identified limited liability investments will be an approximately $0.4 million improvement in the Company’s net loss, as a result of recording net income attributable to noncontrolling interests in consolidated subsidiaries. The Company will restate its 2017 financial statement information presented in its 2018 Form 10-K to conform to this presentation.
The Company has identified two additional adjustments, which it intends to reflect in its 2018 Form 10-K, compared to the unaudited 2018 fourth quarter and year-end financial results released on March 14, 2019. The first item consists of a $0.2 million increase to Extended Warranty segment revenue and operating income in the Company’s consolidated statement of operations for the year ended December 31, 2018, with an offsetting decrease to Extended Warranty segment revenue and operating income in the Company’s consolidated statement of operations for the year ended December 31, 2017. The second item consists of a $0.6 million increase to the Company’s net investment income for the year ended December 31, 2018 to reflect new information received by Kingsway from one of its limited liability investments subsequent to the release of the Company’s earnings on March 14, 2019.
Kingsway’s auditors have not completed their audit procedures, so, until such time that the Company’s auditors have completed their audit procedures, there remains the possibility of additional adjustments to the financial results released by Kingsway on March 14, 2019. Kingsway will continue to work with its auditors with the objective of filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as soon as practicable.

About the Company
Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available.

Exhibit 99.1

These statements include the Company’s expectations as to the timing and outcome of its audit and the filing of its 2018 Form 10-K. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2017 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.